UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 2, 2025

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
4.900% Notes due 2030	PRGO30	New York Stock Exchange
6.125% Notes due 2032	PRGO32A	New York Stock Exchange
5.375% Notes due 2032	PRGO32B	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2025, Ronald Janish and Perrigo Company plc (“Perrigo” or the “Company”) reached mutual agreement regarding his planned retirement. As agreed, Mr. Janish will step down from his current position as Executive Vice President, Global Operations and Supply Chain of the Company, effective June 23, 2025. Following such date, Mr. Janish will continue in an advisory capacity until September 30, 2025.

Subject to a general release of claims and other applicable obligations, upon his separation from the Company, Mr. Janish will be entitled to a lump sum severance payment equal to 2.5 times his base salary and target annual bonus and statutory redundancy payments under the Company’s Irish Severance Programme, as well as continued vesting of his equity awards pursuant to his employment agreement. The foregoing summary is qualified in its entirety by reference to Mr. Janish’s compromise waiver agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 7.01.	Regulation FD Disclosure

On June 4, 2025, Perrigo announced the appointment of Matt Winterman as Executive Vice President of Global Operations and Supply Chain, effective June 23, 2025. Mr. Winterman brings more than 20 years of global supply chain and strategy leadership to Perrigo. Most recently, he served as SVP of Global Supply Chain and Strategy at AstraZeneca, overseeing a $54 billion supply chain across 5,000 SKUs. In this capacity, he was instrumental in driving transformation and strategic investment in the manufacturing network. He also served as Global Head of end-to-end Supply Chain at Roche Holding AG, and in roles of increasing responsibility for technical operations strategy and supply chain performance at GSK plc. Mr. Winterman graduated with a Bachelor of Science degree in Economics from the University of Bristol.

On June 4, 2025, Perrigo issued a press release announcing Mr. Janish’s retirement and Mr. Winterman’s appointment, a copy of which is attached hereto as Exhibit 99.1. Perrigo undertakes no obligation to update, supplement or amend the press release attached hereto as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Compromise Waiver Agreement, dated June 2, 2025, between Perrigo Corporation DAC and Ronald Janish. Certain information in this exhibit has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

99.1	Press Release issued by Perrigo Company plc on June 4, 2025 furnished solely pursuant to Item 7.01 of Form 8-K.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Eduardo Bezerra
Dated: June 4, 2025		Eduardo Bezerra
Chief Financial Officer